UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	45- 2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 450
Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2017, Celcuity Inc. (formerly Celcuity LLC) (the “Company”) completed its underwritten initial public offering (the “IPO”) of 2,760,000 shares of the Company’s common stock (“Common Stock”) at a price to the public of $9.50 per share. All shares of Common Stock were issued and sold by the Company. The total number of shares of Common Stock sold in the IPO includes the exercise of an overallotment granted by the Company to Craig-Hallum Capital Group LLC, the sole managing underwriter of the IPO (“Craig-Hallum”), to purchase 360,000 shares of Common Stock. The shares of Common Stock were registered for sale pursuant to Registration Statements on Form S-1 (Registration Nos. 333-220128 and 333-220527), filed with the Securities and Exchange Commission and declared effective on September 19, 2017.

On September 19, 2017, in connection with the pricing of the IPO, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum, as representative of the underwriters listed on Schedule I thereto. The Underwriting Agreement contains customary terms and conditions for an underwritten public offering, including the Company’s obligation to pay certain expenses associated with the offering. The Underwriting Agreement also contains indemnification and contribution provisions that would require each party to indemnify the other party for damages that arise out of any untrue statement or omission of a material fact in the registration statement, prospectus or other marketing materials relating to the offering, which statement or omission would cause the disclosure therein to be materially misleading and resulted from information supplied by the indemnifying party.

The description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement attached hereto as Exhibit 1.1, which is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

Underwriter Warrant

Upon closing of the IPO on September 22, 2017, as additional underwriting compensation and in exchange for cash consideration of $50, the Company granted Craig-Hallum warrants to purchase up to an aggregate of 138,000 shares of Common Stock at an exercise price of $10.45 per share, subject to customary anti-dilution provisions. The warrants were issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and Craig-Hallum. The warrants are exercisable for a term of five years. The Warrant Agreement includes a cashless exercise provision entitling Craig-Hallum to surrender a portion of the underlying common stock that has a value equal to the aggregate exercise price, in lieu of paying cash upon exercise.

The warrants were issued to Craig-Hallum in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), since the issuance did not involve a public offering, the recipient took the securities for investment and not resale, and the Company took appropriate measures to restrict transfer. The Company did not pay underwriter discounts or commissions in connection with the issuance of the warrants to Craig-Hallum.

The foregoing disclosure is qualified in its entirety by reference to the Warrant Agreement, which is attached hereto as Exhibit 10.1 and is incorporated in this Item 3.02 as if fully set forth herein.

Conversion of Convertible Promissory Notes

The Company previously issued an aggregate of $8,337,500 principal amount of unsecured convertible promissory notes (collectively, the “Notes”) in two private placements. Pursuant to the terms of the Notes, upon the completion of the IPO on September 22, 2017, the principal and accrued interest of the Notes were automatically converted into an aggregate of 881,911 shares of Common Stock (the “Conversion Shares”) at a conversion price of $9.50 per share (which was equal to the price to the public in the IPO). In addition, holders of the Notes received warrants to purchase an aggregate of 131,675 shares of Common Stock (the “Conversion Warrants”). The Conversion Warrants have a seven-year term and an exercise price of $9.50 per share.

The Conversion Shares and Conversion Warrants were issued to 77 holders of Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, since the issuance did not involve a public offering. The Notes were originally issued in private offerings in reliance on Rule 506 of Regulation D and Section 4(2) of the Act.

The foregoing disclosure is qualified in its entirety by reference to the form of Conversion Warrant, which is attached hereto as Exhibit 10.2 and is incorporated in this Item 3.02 as if fully set forth herein.

Item 8.01. Other Events.

On September 20, 2017, the Company issued a press release to announcing the pricing of the IPO, which is attached hereto as Exhibit 99.1.

On September 22, 2017, the Company issued a press release announcing the closing of the IPO, which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 19, 2017, between Craig-Hallum and the Company

10.1	Warrant Agreement, dated September 19, 2017, between Craig-Hallum and the Company

10.2	Form of Conversion Warrant

99.1	Press release dated September 20, 2017 announcing IPO pricing

99.2	Press release dated September 22, 2017 announcing IPO closing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2017

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 19, 2017, between Craig-Hallum and the Company

10.1	Warrant Agreement, dated September 19, 2017, between Craig-Hallum and the Company

10.2	Form of Conversion Warrant

99.1	Press release dated September 20, 2017 announcing IPO pricing

99.2	Press release dated September 22, 2017 announcing IPO closing